UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2022

JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 31, 2022, Jack Henry & Associates, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement among the Company, as Borrower, the lenders party thereto, U.S. Bank National Association, as Administrative Agent, LC Issuer and Swing Line Lender, and certain other financial institutions as co-syndication agents and joint lead arrangers and joint book runners (the “Amended Credit Agreement”). The Amended Credit Agreement amended and restated the Company’s existing revolving, unsecured credit agreement to: (1) extend the maturity date of the credit facility to August 31, 2027, (2) increase the revolving credit commitments from $300 million to $600 million, (3) increase the sublimit for swing line loans from $50 million to $100 million, (4) establish Term SOFR (as defined in the Amended Credit Agreement) as the benchmark rate, in replacement of the Eurocurrency Base Rate (as defined therein prior to giving effect to the amendment and restatement), and (5) revise certain other terms and provisions. The Amended Credit Agreement may be increased by up to $400 million to a maximum aggregate principal amount of $1.0 billion pursuant to the terms and subject to certain limitations set forth in the Amended Credit Agreement.

The Amended Credit Agreement may be used to refinance existing indebtedness of the Company, for capital expenditures, to repurchase the Company’s equity interests and for general corporate purposes. On August 30, 2022, the Company borrowed approximately $210 million to, among other things, fund a portion of the previously announced acquisition of Payrailz, LLC.

The Amended Credit Agreement bears interest at a variable rate equal to, at the option of the Company, either (a) a rate based on adjusted Term SOFR or (b) an alternate base rate (the highest of (i) 0.00%, (ii) U.S. Bank’s prime rate, (iii) the Federal Funds Rate plus 0.50% and (iv) a one month adjusted Term SOFR rate plus 1.00%), plus an applicable percentage in each case determined based on the Company’s leverage ratio.

The Amended Credit Agreement contains customary affirmative and negative covenants that, among other things, limit the ability of the Company and its subsidiaries, without the approval of the lenders, to engage in certain mergers, consolidations, asset sales, investments and transactions with affiliates, or to incur liens or indebtedness in excess of stated amounts, all as set forth in the Amended Credit Agreement. Financial covenants under the Amended Credit Agreement require the Company to maintain a minimum ratio of Consolidated EBITDA (as defined in the Amended Credit Agreement) to Consolidated Interest Expense (as defined in the Amended Credit Agreement) of 3.50 to 1.00 and a maximum ratio of Consolidated Funded Indebtedness (as defined in the Amended Credit Agreement) to Consolidated EBITDA of 3.25 to 1.00 with a step-up to 3.50 to 1.00 for four consecutive quarters following an acquisition with a purchase price of at least $100 million. The Amended Credit Agreement also contains customary events of default, including nonpayment, non-compliance with affirmative or negative covenants, bankruptcy and change of control, which if they occur may cause all outstanding obligations under the Amended Credit Agreement to be accelerated and become immediately due and payable.

The Amended Credit Agreement contains customary representations and warranties of the Company. These representations and warranties have been made solely for the benefit of the lenders and such representations and warranties should not be relied on by any other person, including investors. In addition, such representations and warranties (i) have been qualified by disclosures made to the lenders in connection with the Amended Credit Agreement, (ii) are subject to the materiality standards contained in the Amended Credit Agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Amended Credit Agreement or such other date as is specified in the Amended Credit Agreement.

The Amended Credit Agreement is guaranteed by the Company’s wholly-owned, Material Domestic Subsidiaries (as defined in the Amended Credit Agreement).

The descriptions set forth above are qualified in their entirety by the Amended Credit Agreement filed herewith as exhibit 10.73.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures under Item 1.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 1, 2022, the Company issued a press release announcing that the Company had closed the previously announced acquisition of Connecticut-based Payrailz, LLC, a provider of consumer and commercial payment solutions. The Company also provided earnings guidance for the first quarter and confirmed previously provided full year guidance for fiscal year 2023. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.73
Amended and Restated Credit Agreement, dated as of August 31, 2022 among Jack Henry & Associates, Inc., as Borrower, the lenders parties thereto, U.S. Bank National Association, as Administrative Agent, LC Issuer and Swing Line Lender, and certain other financial institutions as co-syndication agents and joint lead arrangers and joint book runners*

	99.1	Press release dated September 1, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	September 1, 2022	/s/ Mimi L. Carsley
Mimi L. Carsley
Chief Financial Officer